Exhibit 99.3

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

In a prospectus supplement (the “prospectus supplement”) to the registration statement on Form S-3 (Commission No. 333-194324) of Newell Rubbermaid Inc. (“Newell Rubbermaid”) filed with the Securities and Exchange Commission on the date hereof, Newell Rubbermaid publicly disclosed certain information set forth below, including certain summary financial data of Newell Rubbermaid and Jarden Corporation (“Jarden”) derived from historical audited financial statements and certain summary unaudited pro forma condensed combined financial data of Newell Rubbermaid and Jarden. Defined terms used in this Exhibit 99.3 have the meanings set forth in the prospectus supplement.

Summary Historical Consolidated Financial Data of Newell Rubbermaid

The following table presents summary historical consolidated financial data of Newell Rubbermaid. The summary historical consolidated financial data as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, are derived from Newell Rubbermaid’s audited consolidated financial statements and accompanying notes, which are contained in the Newell Rubbermaid Form 10-K. The summary historical consolidated financial data as of December 31, 2013, 2012 and 2011, and for the years ended December 31, 2012 and 2011, are derived from Newell Rubbermaid’s audited consolidated financial statements for such years, which have previously been filed with the SEC.

The information set forth below is only a summary. You should read the following information together with Newell Rubbermaid’s audited consolidated financial statements and accompanying notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Newell Rubbermaid Form 10-K and in Newell Rubbermaid’s other reports filed with the SEC.

	For the Years Ended December 31,
	2015(a)	2014(a)	2013(a), (b)	2012(b)	2011(b)
(in millions, except per share data)
STATEMENTS OF OPERATIONS DATA
Net sales	$5,915.7	$5,727.0	$5,607.0	$5,508.5	$5,451.5
Cost of products sold	3,611.1	3,523.6	3,482.1	3,414.4	3,388.3

Gross margin	2,304.6	2,203.4	2,124.9	2,094.1	2,063.2
Selling, general and administrative expenses	1,573.9	1,480.5	1,399.5	1,403.5	1,390.6
Pension settlement charge	52.1	65.4	—	—	—
Impairment charges	—	—	—	—	317.9
Restructuring costs(c)	77.2	52.8	110.3	52.9	47.9

Operating income	601.4	604.7	615.1	637.7	306.8
Nonoperating expenses:
Interest expense, net	79.9	60.4	60.3	76.1	86.2
Losses related to extinguishments of debt	—	33.2	—	10.9	4.8
Venezuela deconsolidation charge(d)	172.7	—	—	—	—
Other expense (income), net	11.3	49.0	18.5	(1.3)	13.5

Net nonoperating expenses	263.9	142.6	78.8	85.7	104.5

Income before income taxes	337.5	462.1	536.3	552.0	202.3
Income taxes	78.2	89.1	120.0	161.5	19.1

Income from continuing operations	259.3	373.0	416.3	390.5	183.2
Income (loss) from discontinued operations, net of tax	90.7	4.8	58.3	10.8	(58.0)

Net income	$350.0	$377.8	$474.6	$401.3	$125.2

Weighted-average shares outstanding:
Basic	269.3	276.1	288.6	291.2	293.6
Diluted	271.5	278.9	291.8	293.6	296.2

	For the Years Ended December 31,
	2015(a)	2014(a)	2013(a), (b)	2012(b)	2011(b)
(in millions, except per share data)
Earnings (loss) per share:
Basic:
Income from continuing operations	$0.96	$1.35	$1.44	$1.34	$0.62
Income (loss) from discontinued operations	$0.34	$0.02	$0.20	$0.04	$(0.20)
Net income	$1.30	$1.37	$1.64	$1.38	$0.43
Diluted:
Income from continuing operations	$0.96	$1.34	$1.43	$1.33	$0.62
Income (loss) from discontinued operations	$0.33	$0.02	$0.20	$0.04	$(0.20)
Net income	$1.29	$1.35	$1.63	$1.37	$0.42
Dividends	$0.76	$0.66	$0.60	$0.43	$0.29
BALANCE SHEET DATA (as of the period end)
Inventories, net	$721.8	$708.5	$684.4	$696.4	$699.9
Working capital(e)(f)	504.9	403.6	551.9	568.3	366.7
Total assets(e)(f)	7,278.0	6,564.3	5,967.8	6,215.6	6,154.7
Short-term debt, including current portion of long-term debt	388.8	397.4	174.8	211.9	367.5
Long-term debt, net of current portion	2,687.6	2,084.5	1,661.6	1,706.5	1,809.3
Total stockholders’ equity	$1,826.4	$1,854.9	$2,075.0	$2,000.2	$1,852.6
OTHER FINANCIAL DATA
Adjusted EBITDA(g)	$1,016.6	$943.0	$898.0	$884.1	$857.9

(a)	Supplemental data regarding 2015, 2014 and 2013 is provided in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Newell Rubbermaid Form 10-K.
(b)	Statement of Operations data for 2013, 2012 and 2011 has been adjusted to reclassify the results of operations of the Endicia and Culinary electrics and retail businesses to discontinued operations. Statement of Operations data for 2012 and 2011 has been adjusted to reclassify the results of operations of the Hardware and Teach businesses to discontinued operations.
(c)	Restructuring costs include asset impairment charges, employee severance and termination benefits, employee relocation costs, and costs associated with exited contractual commitments and other restructuring costs.
(d)	Newell Rubbermaid has classified its $172.7 million of Venezuela deconsolidation charges as a non-operating expense in its statement of operations for the year ended December 31, 2015. While Newell Rubbermaid believes the classification of its deconsolidation charges as a non-operating expense is reasonable, it has observed different practices among reporting companies in the classification of Venezuela-related deconsolidation charges, including charges being classified in a manner similar to that of Newell Rubbermaid, and also as a component of operating income in certain other circumstances. While Newell Rubbermaid does not have access to the facts and circumstances underlying the analysis other registrants performed in determining the classification of Venezuela-related charges, were Newell Rubbermaid to classify its Venezuela deconsolidation charges as a component of operating income, Newell Rubbermaid’s reported operating income for the year ended December 31, 2015 would be reduced by $172.7 million, representing the full amount of Newell Rubbermaid’s Venezuelan deconsolidation charge. Such a reclassification would have no impact on Newell Rubbermaid’s net sales, net income, earnings per share, financial position, or operating, investing and financing cash flows as of and for the year ended December 31, 2015.
(e)	In November 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2015-17, Income Taxes (Topic 740), requiring deferred tax assets and liabilities to be classified as noncurrent assets and liabilities in the balance sheet. ASU 2015-17 is effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted as of the beginning of an interim or annual reporting period. Newell Rubbermaid adopted ASU 2015-17 retrospectively as of December 31, 2015. Accordingly, working capital and total assets in the Summary Historical Consolidated Financial Data have been adjusted to give effect to the retrospective adoption of ASU 2015-17. See Note 16 of the Notes to Consolidated Financial Statements in the Newell Rubbermaid Form 10-K for additional information.
(f)	Working capital is defined as current assets less current liabilities.
(g)	“Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and amortization (“EBITDA”), as further adjusted for restructuring and certain other charges, if any, related to discontinued operations, product recall costs, costs for restructuring and business improvement initiatives, including related advisory and personnel costs, costs related to the acquisition and integration of businesses, certain pension settlement charges, losses related to extinguishments of debt, charges related to the deconsolidation of Venezuelan operations and devaluation of the Venezuelan Bolivar, impairment charges for goodwill, intangible assets, and other long-lived assets and CEO transition costs.

EBITDA and Adjusted EBITDA are non-GAAP financial measures. We believe EBITDA and Adjusted EBITDA are helpful to investors and our management in highlighting trends because EBITDA and Adjusted EBITDA exclude the impacts of certain decisions of operating management that can differ significantly from company to company depending on long-term strategic decisions regarding capital structure and acquisitions and divestitures. We believe that excluding certain items such as restructuring charges, certain advisory and personnel costs and other charges helps investors compare our operating performance with our results in prior periods and provides investors with a meaningful perspective on the underlying performance of the Company’s core ongoing operations.

We believe EBITDA and Adjusted EBITDA are useful to investors because they are used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We understand that investors use EBITDA and Adjusted EBITDA, among other things, to assess our period-to-period operating performance and to gain insight into the manner in which management analyzes operating performance. In addition, we believe that EBITDA and Adjusted EBITDA are useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA and Adjusted EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of certain investment activities and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance. Using several measures to evaluate the business allows us and investors to assess our performance relative to our competitors.

Although we believe that EBITDA and Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core ongoing operations, other companies, even in the same industry, may define EBITDA and Adjusted EBITDA differently than we do. Because not all companies use identical calculations, our presentation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. As a result, it may be difficult to use EBITDA and Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. We do not, and investors should not, place undue reliance on EBITDA and Adjusted EBITDA as measures of financial performance under accounting principles generally accepted in the United States, and EBITDA and Adjusted EBITDA should not be considered alternatives to net income as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity or free cash flow.

Reconciliation of EBITDA and Adjusted EBITDA to net income is as follows:

	For the Years Ended December 31,
(in millions)	2015	2014	2013	2012	2011
Net income	$350.0	$377.8	$474.6	$401.3	$125.2
Income taxes-continuing operations	78.2	89.1	120.0	161.5	19.1
Interest expense, net	79.9	60.4	60.3	76.1	86.2
Losses related to extinguishments of debt	—	33.2	—	10.9	4.8
Depreciation and amortization	171.6	156.1	158.9	163.7	161.6

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$679.7	$716.6	$813.8	$813.5	$396.9
Discontinued operations	(90.7)	(4.8)	(58.3)	(10.8)	58.0
Depreciation and amortization-discontinued operations	(1.5)	(2.3)	(3.8)	(6.0)	(6.5)
Product recall costs(1)	10.2	15.0	—	—	—
Restructuring costs(2)	74.0	52.8	110.3	52.9	47.9
Restructuring-related and other Project Renewal costs(3)	89.9	33.8	24.9	34.5	37.4
Advisory costs for process transformation and optimization(4)	—	10.2	—	—	—
Acquisition & integration costs and divestiture costs(5)	18.4	5.5	—	—	—
Pension settlement charge(6)	52.1	65.4	—	—	—
Inventory charge from devaluation of Venezuelan Bolivar(7)	2.6	5.2	—	—	—
Venezuela deconsolidation and revaluation charges(8)	181.9	45.6	11.1	—	—
Goodwill and intangible asset impairment charges(9)	—	—	—	—	317.9
CEO transition costs(10)	—	—	—	—	6.3

Adjusted EBITDA	$1,016.6	$943.0	$898.0	$884.1	$857.9

(1)	Newell Rubbermaid incurred costs associated with a Graco product recall in 2014 and 2015.
(2)	Restructuring costs include costs associated with Project Renewal for 2011 through 2015 and the European Transformation Plan for 2011 and 2012.
(3)	During 2011 through 2015, Newell Rubbermaid incurred project-related costs associated with Project Renewal and the European Transformation Plan, including advisory and consultancy costs, compensation and related costs of personnel dedicated to transformation projects, and other project-related costs.
(4)	During 2014, Newell Rubbermaid incurred advisory costs for process transformation and optimization initiatives.
(5)	During 2014 and 2015, Newell Rubbermaid recognized costs associated with the acquisition and integration of Ignite Holdings, LLC (“Ignite”), the assets of bubba brands (“bubba brands”), Baby Jogger Holdings, Inc. (“Baby Jogger”), Elmer’s Products, Inc. (“Elmer’s”) and the pending Newell-Jarden Transactions. During 2015, Newell Rubbermaid also recognized costs associated with the planned divestiture of its Décor business.
(6)	During 2014 and 2015, Newell Rubbermaid settled U.S. pension liabilities for certain participants with plan assets which resulted in non-cash settlement charges.
(7)	During 2014 and 2015, Newell Rubbermaid recognized an increase in cost of products sold resulting from increased costs of inventory due to changes in the exchange rate for the Venezuelan Bolivar.

(8)	During 2013, 2014 and 2015, Newell Rubbermaid recognized foreign exchange losses resulting from the devaluation of and subsequent changes in the exchange rate for the Venezuelan Bolivar. During 2015, Newell Rubbermaid recognized charges resulting from the deconsolidation of its Venezuelan operations.
(9)	During 2011, Newell Rubbermaid incurred impairment charges of $317.9 million, primarily for the impairment of goodwill of the Baby & Parenting segment.
(10)	During 2011, Newell Rubbermaid incurred incremental SG&A costs associated with the CEO transition.

Summary Historical Consolidated Financial Data of Jarden

The following tables present summary historical consolidated financial data of Jarden. The summary historical consolidated financial data as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, are derived from Jarden’s audited consolidated financial statements and accompanying notes, which are contained in this Current Report on Form 8-K (the “Newell 8-K”). The summary historical consolidated financial data as of December 31, 2013, 2012 and 2011 and for the years ended December 31, 2012 and 2011, are derived from Jarden’s audited consolidated financial statements for such years, which have previously been filed with the SEC but which are not included or incorporated by reference into this Newell 8-K.

The information set forth below is only a summary. You should read the following information together with Jarden’s audited consolidated financial statements and accompanying notes contained in this Newell 8-K and in Jarden’s other reports filed with the SEC.

	For the Years Ended December 31,
	2015(b)	2014(b)	2013(b)	2012	2011
(in millions, except per share data)
STATEMENTS OF OPERATIONS DATA
Net sales	$8,603.9	$8,287.1	$7,355.9	$6,696.1	$6,679.9
Operating earnings(a)	507.7	639.8	572.9	576.8	522.9
Interest expense, net	226.1	210.3	195.4	185.3	179.7
Loss on early extinguishment of debt	—	56.7	25.9	—	12.8
Income tax provision	135.1	130.3	147.7	147.6	125.7

Net income(a)	$146.5	$242.5	$203.9	$243.9	$204.7

Basic earnings per share(a)	$0.75	$1.31	$1.20	$1.39	$1.03
Diluted earnings per share(a)	$0.72	$1.28	$1.18	$1.38	$1.03
BALANCE SHEET DATA (as of the period end)
Cash and cash equivalents	$1,298.4	$1,164.8	$1,128.5	$1,034.1	$808.3
Working capital(d)	2,379.0	2,240.8	2,044.1	2,081.7	2,029.8
Total assets	14,293.1	10,799.3	10,096.1	7,710.6	7,116.7
Total debt	6,381.0	5,058.9	4,742.4	3,798.1	3,159.4
Total stockholders’ equity	4,052.3	2,609.3	2,549.7	1,759.6	1,912.0
OTHER FINANCIAL DATA
Net cash provided by operating activities	$684.7	$627.0	$668.5	$480.3	$427.1
Net cash provided by (used in) financing activities	2,618.7	265.5	1,405.6	164.7	(196.7)
Net cash used in investing activities	(3,117.1)	(711.5)	(1,957.4)	(427.5)	(113.1)
Depreciation and amortization	245.4	191.1	165.9	152.8	163.7
Capital expenditures	214.6	202.1	211.0	154.5	126.9
Cash dividends declared per common share(e)	—	—	—	—	0.15
Adjusted EBITDA(f)	$1,202.0	$1,104.0	$936.0	$813.8	$790.8

(a)	Includes the following significant items affecting comparability:

•	2015 includes: $60.6 million of charges related to the deconsolidation of Jarden’s Venezuelan operations that include, in part, charges for the remeasurement of net monetary assets and the impairment of long-lived assets (see Note 1 of the notes to Jarden’s audited consolidated financial statements contained in this Newell 8-K); non-cash impairment charges of $151 million related to the impairment of goodwill, intangible and other assets (see Note 6 of the notes to Jarden’s audited consolidated financial statements contained in this Newell 8-K); $77.8 million of cumulative stock-based compensation related to certain restricted share awards where compensation expense was not previously recognized as the achievement of the performance targets was not deemed probable (see Note 13 of the notes to Jarden’s audited consolidated financial statements contained in this Newell 8-K); $36.9 million for the purchase accounting adjustment charged to cost of sales for the elimination of manufacturer’s profit in inventory related to acquisitions and $105 million acquisition-related and other costs, net.

•	2014 includes: $175 million of charges related to Jarden’s Venezuelan operations, which are primarily comprised of a foreign exchange-related charge of $151 million due to the write-down of net monetary assets (see Note 1 of the notes to Jarden’s audited consolidated financial statements contained in this Newell 8-K); non-cash impairment charges of $25.4 million related to the impairment of intangible assets (see Note 6 of the notes to Jarden’s audited consolidated financial statements contained in this Newell 8-K); $42.0 million of acquisition-related and other costs, net; and a $56.7 million loss on the extinguishment of debt (see Note 9 of the notes to Jarden’s audited consolidated financial statements contained in this Newell 8-K).

•	2013 includes: $29.0 million of charges related to Jarden’s Venezuelan operations, which are almost entirely comprised of a non-cash charge related to the write-down of monetary assets (see Note 1 of the notes to Jarden’s audited consolidated financial statements contained in this Newell 8-K); $89.8 million for the purchase accounting adjustment charged to cost of sales for the elimination of manufacturer’s profit in inventory related to acquisitions; $22.0 million of restructuring costs, net (see item (c) below); and a $25.9 million loss on the extinguishment of debt (see Note 9 of the notes to Jarden’s audited consolidated financial statements contained in this Newell 8-K).

•	2012 includes: $27.1 million of restructuring costs, net (see item (c) below); and $17.5 million of acquisition-related and other costs, net.

•	2011 includes: non-cash impairment charges of $52.5 million, primarily comprised of a non-cash impairment charge of $43.4 million related to the impairment of goodwill and intangibles; $23.4 million of restructuring costs, net (see item (c) below); and $21.4 million of acquisition-related and other costs, net.

(b)	The results of Visant Holding Corp., the parent company of Jostens and other entities comprising the Jostens business (“Jostens”), Waddington Group, Inc. (“Waddington”), Rexair Holdings, Inc. (“Rexair”) and Yankee Candle Investments LLC (“Yankee Candle”) are included from their dates of acquisition of November 2, 2015, July 31, 2015, August 29, 2014 and October 3, 2013, respectively.
(c)	Restructuring costs include costs associated with exit or disposal activities, including costs of employee and lease terminations and facility closings or other exit activities (see Note 16 of the notes to Jarden’s audited consolidated financial statements contained in this Newell 8-K).
(d)	Working capital is defined as current assets less current liabilities. As of December 31, 2015, 2014, 2013, 2012 and 2011, working capital excluding cash was $1.1 billion, $1.1 billion, $916 million, $1.0 billion and $1.2 billion, respectively.

(e)	In January 2012, Jarden announced that the Jarden board had decided to suspend Jarden’s dividend program following the dividend paid on January 31, 2012.
(f)	With respect to Jarden, “Adjusted EBITDA” is defined as EBITDA, as further adjusted for non-cash impairment charges of goodwill, intangibles and other assets, certain restructuring costs, acquisition-related and other costs, non-cash purchase accounting adjustments, the elimination of manufacturer’s profit in inventory, Venezuela-related charges (deconsolidation, hyperinflationary and foreign exchange-related charges), and certain non-cash stock-based compensation costs.

Adjusted EBITDA and EBITDA are non-GAAP financial measures. Newell Rubbermaid believes EBITDA and Adjusted EBITDA are helpful to investors and Newell Rubbermaid management in highlighting trends because EBITDA and Adjusted EBITDA exclude the impacts of certain decisions of operating management that can differ significantly from company to company depending on long-term strategic decisions regarding capital structure and acquisitions and divestitures. Newell Rubbermaid believes that excluding certain items such as, but not limited to, restructuring charges and certain other charges helps investors compare Jarden’s operating performance with its results in prior periods and provides investors with a meaningful perspective on the underlying performance of Jarden’s core ongoing operations.

Newell Rubbermaid believes EBITDA and Adjusted EBITDA are useful to investors because they are used by securities analysts, investors and other interested parties in the evaluation of companies in Jarden’s industry. Newell Rubbermaid understands that investors use EBITDA and Adjusted EBITDA, among other things, to assess Jarden’s period-to-period operating performance and to gain insight into the manner in which management analyzes operating performance. In addition, Newell Rubbermaid believes that EBITDA and Adjusted EBITDA are useful in evaluating Jarden’s operating performance compared to that of other companies in its industry because the calculation of EBITDA and Adjusted EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of certain investment activities and acquisitions, which may vary for different companies for reasons unrelated to overall operating performance. Using several measures to evaluate the business allows Newell Rubbermaid and investors to assess Jarden’s performance relative to its competitors.

Although Newell Rubbermaid believes that EBITDA and Adjusted EBITDA can make an evaluation of Jarden’s operating performance more consistent because it removes items that do not reflect Jarden’s core ongoing operations, other companies, even in the same industry, may define EBITDA and Adjusted EBITDA differently. Because not all companies use identical calculations, this presentation of EBITDA and Adjusted EBITDA for Jarden may not be comparable to similarly titled measures of other companies. As a result, it may be difficult to use EBITDA and Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to Jarden’s performance. Newell Rubbermaid does not, and investors should not, place undue reliance on EBITDA and Adjusted EBITDA as measures of financial performance under GAAP, and EBITDA and Adjusted EBITDA should be considered in addition to, not as a substitute for, net income as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity or free cash flow.

With respect to Jarden, reconciliation of EBITDA and Adjusted EBITDA to net income is as follows:

	For the Years Ended December 31,
(in millions)	2015	2014	2013	2012	2011
Net income	$146.5	$242.5	$203.9	$243.9	$204.7
Income tax provision	135.1	130.3	147.7	147.6	125.7
Interest expense, net	226.1	210.3	195.4	185.3	179.7
Loss on early extinguishment of debt	—	56.7	25.9	—	12.8
Depreciation and amortization	245.4	191.1	165.9	152.8	163.7

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$753.1	$830.9	$738.8	$729.6	$686.6
Other adjustments:
Stock compensation adjustment(1)	83.8	—	38.8	33.6	—
Restructuring and reorganization costs, net	12.1	7.7	22.0	27.1	23.4
Fair market value adjustment to inventory for acquisitions(2)	36.9	23.4	89.8	6.0	6.9
Acquisition-related and other costs, net(3)	100.0	42.0	17.6	17.5	21.4
Venezuela-related charges(4)	65.3	174.6	29.0	—	—
Impairment of goodwill, intangibles and other assets(5)	150.8	25.4	—	—	52.5

Adjusted EBITDA	$1,202.0	$1,104.0	$936.0	$813.8	$790.8

(1)	Primarily comprised of the cumulative stock-based compensation related to certain restricted share awards where compensation expense was not previously recognized as the achievement of the performance targets was not deemed probable (see Note 13 to the notes of Jarden’s audited consolidated financial statements contained in this Newell 8-K).
(2)	Jarden incurred increased cost of sales associated with purchase accounting adjustments charged to cost of sales for this elimination of manufacturer’s profit in inventory related to acquisitions.
(3)	Jarden incurred acquisition and other costs primarily associated with the rationalization of its global manufacturing and distribution facilities as well as the integration of the acquisitions of Jostens, Waddington, Rexair and Yankee Candle from their dates of acquisition of November 2, 2015, July 31, 2015, August 29, 2014 and October 3, 2013, respectively. In 2014, these costs were offset by a $38.7 million gain from the sale of an Asian manufacturing operation.
(4)	In 2015, 2014 and 2013, Jarden incurred charges related to its Venezuelan operations, which primarily consist of the remeasurement of its Venezuela net monetary assets in 2015, 2014 and 2013, and includes charges associated with the deconsolidation of its Venezuelan operations and the impairment of long-lived assets in 2015.
(5)	In 2015, Jarden incurred impairment charges for goodwill, intangibles and other assets in its Outdoor Solutions segment. In 2014, Jarden incurred impairment charges for intangibles primarily in its Branded Consumables and Outdoor Solutions segments.

Summary Unaudited Pro Forma Condensed Combined Financial Data

The following summary unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2015 gives effect to the First Merger as if it had occurred on January 1, 2015. The following summary unaudited pro forma condensed combined balance sheet data gives effect to the First Merger as if it had occurred on December 31, 2015. The following summary unaudited pro forma condensed combined financial data has been derived from Newell Rubbermaid’s audited consolidated financial statements and accompanying notes, which are contained in the Newell Rubbermaid Form 10-K, as well as Jarden’s audited consolidated financial statements and accompanying notes, which are contained in this Newell 8-K.

The following summary unaudited pro forma condensed combined financial data is provided for informational purposes only and does not purport to represent what the actual combined results of operations or financial position of Newell Rubbermaid would have been had the First Merger occurred on the dates assumed or any other dates, nor is it necessarily indicative of the combined company’s future combined results of operations or financial position to be expected after the completion of the Merger Transactions. Newell Rubbermaid and Jarden anticipate that the Merger Transactions will result in significant cost savings and enhanced revenue opportunities that would be unachievable without completing the Merger Transactions. Newell Rubbermaid currently expects approximately $500 million of incremental annualized cost savings will be realized within four years of completion of the Merger Transactions. These cost savings are incremental to a range of approximately $260 million to $315 million of anticipated cost savings under Newell Rubbermaid’s Project Renewal that Newell Rubbermaid expects to realize through December 31, 2017 (and includes savings expected to be realized during 2018 from projects completed in 2017), which is Newell Rubbermaid’s publicly announced global initiative designed to reduce the complexity of the organization. No assurance can be provided that following the Merger Transactions the combined company will be able to achieve these cost savings or when they will be realized, and no such cost savings have been reflected in the unaudited pro forma financial information.

The following summary unaudited pro forma condensed combined financial data does not include the full year impact of certain acquisitions and related financing transactions of Jarden and Newell Rubbermaid, which have occurred since January 1, 2015 and have affected each respective company’s results of operations only since the date of each such transaction.

The following summary unaudited pro forma condensed combined financial data have been developed from and should be read in conjunction with the consolidated financial statements and related notes of each of Newell Rubbermaid and Jarden, and the more detailed unaudited pro forma condensed combined financial statements, including the notes thereto, appearing elsewhere in this Newell 8-K. See “Unaudited Pro Forma Condensed Combined Financial Statements” in Exhibit 99.2 of this Newell 8-K.

The following summary unaudited pro forma condensed combined financial data constitutes forward-looking information and is subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See “Risk Factors” beginning on page S-27 and “Forward-Looking Statements” beginning on page S-ii of the prospectus supplement, both of which are incorporated herein by reference in their entirely.

Summary Unaudited Pro Forma Condensed Combined Financial Data

Pro Forma Year Ended December 31, 2015
(in millions, except per share data)
STATEMENT OF OPERATIONS DATA
Net sales	$14,520
Income from continuing operations	1,003
Net income from continuing operations	199
Earnings per common share attributable to Newell Rubbermaid stockholders:
Basic income from continuing operations	$0.40
Diluted income from continuing operations	$0.40
Weighted average common shares outstanding:
Basic	493.1
Diluted	495.3
BALANCE SHEET DATA (as of December 31, 2015)
Total current assets	$6,818
Total current liabilities	3,738
Long-term debt	12,724
Deferred income taxes	3,080
Other noncurrent liabilities	1,112
Total stockholders’ equity	10,630
Total liabilities and stockholders’ equity	31,284
OTHER FINANCIAL DATA
Adjusted EBITDA(a)	$2,219

(a)	See footnote (g) to the Summary Historical Consolidated Financial Data of Newell Rubbermaid and Jarden for definitions of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures.

A reconciliation of unaudited pro forma combined EBITDA and Adjusted EBITDA to unaudited pro forma combined net income from continuing operations is as follows:

	Year Ended December 31, 2015(1)
	Historical		Pro Forma Adjustments	Pro Forma Combined
(in millions)	Newell Rubbermaid	Jarden
Net income from continuing operations	$260	$147	$(208)	$199
Income taxes	78	135	(125)	88
Interest expense, net	80	226	189	495
Depreciation and amortization	170	245	144	559

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$588	$753	$—	$1,341
Other adjustments:
Product recall costs(2)	10	—	—	10
Stock compensation adjustment(3)	—	84	—	84
Restructuring costs	74	12	—	86
Restructuring-related and other Project Renewal costs(4)	90	—	—	90
Pension settlement charge(5)	52	—	—	52

	Year Ended December 31, 2015(1)
	Historical		Pro Forma Adjustments	Pro Forma Combined
(in millions)	Newell Rubbermaid	Jarden
Fair market value adjustment to inventory for acquisitions(6)	—	37	—	37
Acquisition-related, divestiture and other costs, net(7)	18	100	—	118
Venezuela-related charges(8)	185	65	—	250
Impairment of goodwill, intangibles and other assets(9)	—	151	—	151

Adjusted EBITDA	$1,017	$1,202	$—	$2,219

(1)	Excludes the full year impact of the following acquisitions and related financing transactions, which have been included in the respective results of operations of Newell Rubbermaid and Jarden since the date of each such transaction: (1) Newell Rubbermaid’s October 2015 acquisition of Elmer’s for $600 million and (2) Jarden’s (a) November 2015 acquisition of Jostens, for approximately $1.5 billion and (b) July 2015 acquisition of Waddington for $1.35 billion. Based on existing historical accounting records of these acquired businesses, (a) Elmers, Jostens and Waddington generated in aggregate approximately $1.2 billion of net sales in 2015 prior to their respective dates of acquisition and (b) had these businesses been acquired for the entire 2015 period, Newell Rubbermaid estimates that its pro forma Adjusted EBITDA would have been approximately 10% greater than as reflected herein, after giving effect to the exclusion of Newell Rubbermaid’s Venezuelan operations and Décor business. No assurance can be given that these acquired businesses will contribute this estimated amount of Adjusted EBITDA on a full year basis as a part of the combined company.
(2)	Newell Rubbermaid incurred costs in 2015 associated with a Graco product recall.
(3)	In 2015, Jarden incurred cumulative stock-based compensation related to certain restricted share awards where compensation expense was not previously recognized as the achievement of the performance targets was not deemed probable.
(4)	During 2015, Newell Rubbermaid incurred project-related costs associated with Project Renewal, including advisory and consultancy costs, compensation and related costs of personnel dedicated to transformation projects, and other project-related costs.
(5)	During 2015, Newell Rubbermaid settled U.S. pension liabilities for certain participants with plan assets which resulted in a non-cash settlement charge.
(6)	In 2015, Jarden incurred increased cost of sales associated with purchase accounting adjustments charged to cost of sales for the elimination of manufacturer’s profit in inventory related to the Waddington and Jostens acquisitions.
(7)	In 2015, Jarden incurred acquisition and other costs primarily associated with the rationalization of its global manufacturing and distribution facilities as well as the integration of the acquisitions of Jostens and Waddington from their dates of acquisition of November 2, 2015 and July 31, 2015, respectively. During 2015, Newell Rubbermaid recognized costs associated with the acquisition and integration of Ignite, bubba brands, Baby Jogger, Elmer’s and the pending Newell-Jarden Transactions.
(8)	In 2015, Newell Rubbermaid and Jarden incurred charges for the remeasurement of their Venezuelan net monetary assets, the impairment of long-lived assets, and charges associated with the deconsolidation of their Venezuelan operations.
(9)	In 2015, Jarden incurred impairment charges for goodwill, intangibles and other assets in its Outdoor Solutions segment.